Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Future Vision II Acquisition Corp.

Viwo Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Viwo(1) Ordinary Shares	Rule 457(f)(1) and Rule 457(c)	9,950,250	(3)	10.025	(4)	100,000,012.5	0.0001531	$15,310.00	(4)	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A				N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts							100,000,012.5
	Total Fees Previously Paid							N/A		N/A
	Total Fee Offsets							N/A		N/A
	Net Fee Due									15,310.00

(1)	As used herein, “Viwo” refers to Future Vision under its new corporate name after the consummation of the Business Combination (capitalized terms as defined in the Proxy/Registration Statement).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.
(3)	Represents the number of ordinary shares of Future Vision issuable upon the consummation of the Business Combination in exchange for the Company Shareholders’ right to receive the Consideration Shares as a result of the cancellation of Company Shares pursuant to the Merger Agreement and as described in the Proxy/Registration Statement.
(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Future Vision on December 5, 2024. This calculation is in accordance with Rule 457(f)(1) and Rule 457(c) of the Securities Act.
(5)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00015310.